AMENDMENT TO ARTICLES OF INCORPORATION
                 RELATING TO ISSUANCE OF COMMON STOCK IN SERIES
                         TO BE ADOPTED BY SHAREHOLDERS

     Article V of the Articles is proposed to be amended and restated in its entirety as follows:

     "A. GENERAL. Certain provisions relating to the Common Stock and the relative rights of the Common Stock and the holders of the outstanding shares thereof, regardless of series, are set forth below.

     (1) ISSUANCE IN SERIES. The Board of Directors, by an adoption of an amendment of these Amended and Restated Articles of Incorporation, may fix, in whole or part, the preferences, limitations and relative rights, within the limits set forth in applicable law, of one or more series of Common Stock of the Corporation before the issuance of any shares of that series.

     (2) PARITY OF ALL SHARES. All shares of Common Stock, regardless of series, shall be identical with each other in all respects except as is permitted in paragraph (A)(1) of this Article."

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                     AMENDMENT TO ARTICLES OF INCORPORATION
            FIXING THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                         OF TWO SERIES OF COMMON STOCK
                    TO BE ADOPTED BY THE BOARD OF DIRECTORS

     Article V of the Articles is proposed to be further amended by adding thereto a new Section B immediately following Section A of Article V, to read in its entirety as follows:

     "B. CIRCUIT CITY STOCK AND CARMAX STOCK.

     (1) DESIGNATION OF SERIES; NUMBER OF SHARES OF EACH SERIES. One series of Common Stock is hereby designated as "Circuit City Stores, Inc. -- Circuit City Group Common Stock" ("Circuit City Stock") consisting of [125,000,000]* shares and a second series of Common Stock is hereby designated as "Circuit City Stores, Inc. -- CarMax Group Common Stock" ("CarMax Stock") consisting of [125,000,000]* shares. The number of shares of each such series may from time to time be increased (but not above the total number of authorized shares of the class of Common Stock) or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors of the Corporation.

     (2) DIVIDENDS. Subject to any preferences, limitations and relative rights of any outstanding series of the Preferred Stock and any qualifications or restrictions on the Common Stock created thereby, dividends may be declared and paid upon the Circuit City Stock and the CarMax Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this paragraph B(2) of this Article, as the Board of Directors may determine.

          (a) DIVIDENDS ON CIRCUIT CITY STOCK. Dividends on Circuit City Stock may be declared and paid only out of the lesser of (i) the assets legally available therefor and (ii) the Circuit City Group Available Dividend Amount.

          (b) DIVIDENDS ON CARMAX STOCK. Dividends on CarMax Stock may be declared and paid only out of the lesser of (i) the assets legally available therefor and (ii) the CarMax Group Available Dividend Amount.

          (c) DISCRIMINATION IN DIVIDENDS BETWEEN SERIES OF COMMON STOCK. The Board of Directors, subject to the provisions of paragraphs B(2)(a) and B(2)(b) of this Article, may at any time declare and pay dividends exclusively on Circuit City Stock, exclusively on CarMax Stock or on both such series, in equal or unequal amounts, notwithstanding the relative amounts of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, the amount of dividends previously declared on each series, the respective voting or liquidation rights of each series or any other factor.

          (d) SHARE DISTRIBUTIONS. Subject to paragraphs B(2)(a) and B(2)(b) of this Article, as the case may be, and except as permitted by paragraphs B(5)(a) and B(5)(b)(ii)(2) of this Article, the Board of Directors may declare and pay dividends or distributions of shares of the Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of the Common Stock) on shares of the Common Stock or shares of the Preferred Stock only as follows:

             (i) dividends or distributions of shares of Circuit City Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Circuit City Stock) on shares of Circuit City Stock or shares of the Preferred Stock attributed to the Circuit City Group;

             (ii) dividends or distributions of shares of CarMax Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of CarMax Stock) on shares of CarMax Stock or shares of the Preferred Stock attributed to the CarMax Group; and

             (iii) dividends or distributions of shares of CarMax Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of CarMax Stock) on shares of Circuit City Stock or shares of the Preferred Stock attributed to the Circuit City Group, but only if the sum of (1) the number of shares of CarMax Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and
        (2) the number of shares of CarMax Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed in accordance with this Article to the Circuit City Group is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest.

---------------

* Subject to increase if the shareholders approve Proposal 2 relating to an increase in the number of authorized shares of Common Stock.

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          For purposes of this paragraph B(2)(d) of this Article, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for Circuit City Stock or CarMax Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

     (3) VOTING RIGHTS. Except as otherwise provided by law or by the terms of any outstanding series of Preferred Stock or any provision of these Amended and Restated Articles of Incorporation restricting the power to vote on a specified matter to other shareholders, the entire voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of these Amended and Restated Articles of Incorporation or Bylaws of the Corporation, be entitled to vote, and both series of the Common Stock shall vote thereon together as a single voting group. On each matter to be voted on by the holders of both series of the Common Stock voting together as a single voting group, (i) each outstanding share of Circuit City Stock shall have one vote and (ii) each outstanding share of CarMax Stock shall have a number of votes (including a fraction of one vote) equal to the number of votes determined by the ratio of the weighted average during the 20 Trading Days ending on the tenth Trading Day prior to the record date for determining the shareholders entitled to vote of the Market Value of the CarMax Stock to the weighted average over the same 20 Trading Days of the Market Value of the Circuit City Stock, expressed as a decimal fraction rounded to the nearest three decimal places, determined as follows: (A) the numerator of such fraction shall be the sum of (1) four times the average Market Value of the CarMax Stock over the period of five Trading Days ending on such tenth Trading Day prior to such record date, (2) three times the average Market Value of the CarMax Stock over the period of five Trading Days ending on the 15th Trading Day prior to such record date, (3) two times the average Market Value of the CarMax Stock over the period of five Trading Days ending on the 20th Trading Day prior to such record date and (4) the average Market Value of the CarMax Stock over the period of five Trading Days ending on the 25th Trading Day prior to such record date and (B) the denominator of such fraction shall be the sum of (1) four times the average Market Value of the Circuit City Stock over the period of five Trading Days ending on such tenth Trading Day prior to such record date,
(2) three times the average Market Value of the Circuit City Stock over the period of five Trading Days ending on the 15th Trading Day prior to such record date, (3) two times the average Market Value of the Circuit City Stock over the period of five Trading Days ending on the 20th Trading Day prior to such record date and (4) the average Market Value of the Circuit City Stock over the period of five Trading Days ending on the 25th Trading Day prior to such record date.

     Notwithstanding the foregoing provisions of this paragraph B(3) of this Article, if shares of only one series of the Common Stock are outstanding on the record date for determining the common shareholders entitled to vote on any matter, then each share of that series shall be entitled to one vote and, if either series of the Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that series shall, for purpose of such vote, be entitled to one vote on such matter.

     In addition to any provision of law or any provision of these Amended and Restated Articles of Incorporation entitling the holders of outstanding shares of Circuit City Stock or CarMax Stock to vote as a separate voting group, the Board of Directors may condition the approval of any matter submitted to shareholders on receipt of a separate vote of the holders of outstanding shares of Circuit City Stock or CarMax Stock.

     (4) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or termination of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of the Preferred Stock are entitled (regardless of the Group to which such shares of the Preferred Stock were attributed), the holders of the Circuit City Stock and CarMax Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of the Common Stock on a per share basis in proportion to the respective liquidation units per share of such series. Each share of Circuit City Stock shall have one liquidation unit and each share of CarMax Stock shall have .5 of a liquidation unit. Neither a merger nor share exchange of the Corporation into or with any other company, nor a merger or share exchange of any other company into or with the Corporation, nor a sale, lease, exchange or other disposition of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation of the Corporation, or cause the dissolution of the Corporation, for purposes of this paragraph (B)(4) of this Article.

     If, after the Effective Date, the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Circuit City Stock or CarMax Stock, or declare a dividend or other distribution in shares of either series to holders of such series, the per share liquidation

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
units of either series of the Common Stock specified in the preceding paragraph of this paragraph B(4) of this Article, as adjusted from time to time, shall be appropriately adjusted, as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any series of the Common Stock.

     (5) CONVERSION OR REDEMPTION OF THE COMMON STOCK. The Circuit City Stock is subject to conversion or redemption and the CarMax Stock is subject to conversion or redemption upon the terms provided below in this paragraph B(5) of this Article; provided, however, that neither series of the Common Stock may be converted or redeemed if the other series has been converted or redeemed in its entirety or notice thereof shall have been given as required by this paragraph B(5) of this Article.

          (a) MANDATORY AND OPTIONAL CONVERSION AND REDEMPTION OF COMMON STOCK OTHER THAN FOR SUBSIDIARY STOCK. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to either Group to one or more persons or entities (other than (1) the Disposition by the Corporation of all or substantially all its properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Corporation and the distribution of assets to shareholders as referred to in paragraph B(4) of this Article, (2) the Disposition of the properties and assets of either Group as contemplated by paragraph B(5)(b) of this Article or otherwise to all holders of shares of such Group divided among such holders on a pro rata basis in accordance with the number of shares of stock issued in respect of such Group outstanding and, in the case of a Disposition of the properties and assets attributed to the CarMax Group, to the Corporation or subsidiaries thereof, divided among such holders and the Corporation or subsidiaries thereof on a pro rata basis in accordance with the number of shares of stock issued in respect of such Group outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest, (3) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (4) in connection with a Related Business Transaction), the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on the series of the Common Stock relating to the Group subject to such Disposition or redeem some or all of such Common Stock or convert such Common Stock into Common Stock relating to the other Group (or another class or series of common stock of the Corporation), all as provided by the following paragraphs B(5)(a)(i)(1) and B(5)(a)(i)(2) of this Article and, to the extent applicable, by paragraph B(5)(d) of this Article, as the Board of Directors shall have selected among such alternatives:

             (1) provided that there are assets legally available therefor:

               (a) pay to the holders of the shares of the series of the Common Stock relating to the Group subject to such disposition a dividend, as the Board of Directors shall have declared subject to compliance with paragraph B(2) of this Article, in cash and/or in securities (other than a dividend of the Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

               (b) (I) subject to the last sentence of this paragraph B(5)(a)(i) of this Article, if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem as of the Redemption Date provided by paragraph B(5)(d)(iii), all outstanding shares of the Common Stock relating to the Group subject to such Disposition in exchange for cash and/or for securities (other than the Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to (A) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (B) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition; or

               (II) subject to the last sentence of this paragraph B(5)(a)(i) of this Article, if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem as of the Redemption Date provided by paragraph B(5)(d)(iv) of this Article such number of whole shares of the series of the Common Stock relating to the Group subject to such Disposition (which may be all of, but not more than, such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 16th Trading Day immediately succeeding the Disposition Date closest to (A) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value as

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          of the Disposition Date of the Net Proceeds of such Disposition, in consideration for cash and/or securities (other than the Common Stock) or other property having a Fair Value in the aggregate equal to such Fair Value of the Net Proceeds or (B) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for cash and/or securities (other than the Common Stock) or other property having a Fair Value in the aggregate equal to such product; or

             (2) declare that each outstanding share of the series of the Common Stock relating to the Group subject to such Disposition shall be converted as of the Conversion Date provided by paragraph B(5)(d)(v) of this Article into a number of fully paid and nonassessable shares of the series of the Common Stock relating to the other Group (or, if the series of the Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of the Common Stock of the Corporation (other than the series of the Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of the common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by paragraph B(5)(d)(v) of this Article), equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of the Common Stock relating to the Group subject to such Disposition over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the Disposition Date to the average Market Value of one share of the Common Stock relating to the other Group (or such other class or series of common stock) over the same 10 Trading Day period.

     Notwithstanding the foregoing provisions of this paragraph B(5)(a)(i) of this Article, the Corporation shall redeem shares of a series of the Common Stock as provided by paragraphs B(5)(a)(i)(1)(b)(I) or (II) of this Article only if the amount to be paid in redemption of such stock is less than or equal to the Available Dividend Amount with respect to the Group subject to such Disposition as of the Redemption Date.

             (ii) For purposes of this paragraph B(5)(a) of this Article:

               (1) as of any date, "substantially all of the properties and assets" attributed to either Group shall mean a portion of such properties and assets (x) that represents at least 80% of the Fair Value of the properties and assets attributed to such Group as of such date or (y) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Company (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets of such Group as of such date;

               (2) in the case of a Disposition of the properties and assets attributed to either Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

               (3) the Board of Directors may pay any dividend or redemption price referred to in paragraph B(5)(a) (i) of this Article in cash, securities (other than the Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

             (iii) After the payment of the dividend or the redemption price with respect to the series of the Common Stock relating to the Group subject to a Disposition as provided for by paragraph B(5)(a)(i)(1) of this Article, the Board of Directors may declare that each share of such series of the Common Stock remaining outstanding shall be converted, but only as of a Conversion Date (determined as provided by paragraph B(5)(d)(v) of this Article) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of the series of the Common Stock relating to the other Group (or, if the series of the Common Stock relating to the other Group is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than the series of the Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by paragraph B(5)(d)(v) of this Article) equal to 110% of (i) in the case of conversion of the Circuit City Stock, the Market Value Ratio of the Circuit City Stock to the CarMax Stock or (ii) in the case of conversion of the CarMax Stock, the Market Value Ratio of the CarMax Stock to the Circuit City

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        Stock, in each case, as of the fifth Trading Day prior to the date of the notice of such conversion required by paragraph B(5)(d)(v) of this Article.

             (iv) The Board of Directors may at any time declare that each outstanding share of either Circuit City Stock or CarMax Stock shall be converted, as of the Conversion Date provided by paragraph B(5)(d)(v) of this Article, into the number of fully paid and nonassessable shares of CarMax Stock or Circuit City Stock, respectively (or, if such latter series of common stock of the Corporation is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than the series of the Common Stock subject to such conversion) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by paragraph B(5)(d)(v) of this Article) equal to 115% of (i) in the case of conversion of the Circuit City Stock, the Market Value Ratio of the Circuit City Stock to the CarMax Stock or (ii) in the case of conversion of the CarMax Stock, the Market Value Ratio of the CarMax Stock to the Circuit City Stock, in each case, as of the fifth Trading Day prior to the date of the notice of such conversion required by paragraph B(5)(d)(v) of this Article.

             (b) REDEMPTION OF COMMON STOCK FOR SUBSIDIARY STOCK. (i) At any time at which all of the assets and liabilities attributed to the CarMax Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "CarMax Group Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor, redeem all of the outstanding shares of CarMax Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for the number of shares of common stock of each CarMax Group Subsidiary equal to the product of the Outstanding CarMax Fraction multiplied by the number of shares of common stock of such CarMax Group Subsidiary to be outstanding immediately following such exchange of shares, such CarMax Group Subsidiary shares to be delivered to the holders of shares of CarMax Stock on the Redemption Date either directly or indirectly through another CarMax Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of CarMax Stock pro rata in accordance with the number of shares of CarMax Stock held by each on such Redemption Date, each of which shares of common stock of such CarMax Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

             (ii) At any time at which all of the assets and liabilities attributed to the Circuit City Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Circuit City Group Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor,

               (1) if the Number of Shares Issuable with Respect to the Inter-Group Interest is zero, redeem all of the outstanding shares of Circuit City Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for all of the shares of common stock of each Circuit City Group Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Circuit City Group Subsidiary to be delivered to the holders of shares of Circuit City Stock on the Redemption Date either directly or indirectly through another Circuit City Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Circuit City Stock pro rata in accordance with the number of shares of Circuit City Stock held by each on such Redemption Date, each of which shares of common stock of such Circuit City Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; or

               (2) if the Number of Shares Issuable with Respect to the Inter-Group Interest is greater than zero, either

                   (x) redeem all of the outstanding shares of Circuit City
              Stock, on such a Redemption Date, in exchange for (1) all of the shares of common stock of each Circuit City Group Subsidiary as will be outstanding immediately following such exchange of shares and (2) a number of shares of CarMax Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest, such shares of common stock of each Circuit City Group Subsidiary to be delivered to the holders of shares of Circuit City Stock on the Redemption Date either directly or indirectly through another Circuit City Group Subsidiary (as a wholly-owned subsidiary thereof) and the shares of common stock of each Circuit City Group Subsidiary and the shares of CarMax Stock to be divided among the holders of Circuit City Stock pro rata in accordance with the number of shares of Circuit City Stock held by each on such Redemption Date, each of

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              which shares of common stock of each Circuit City Group Subsidiary and shares of CarMax Stock shall be, upon such delivery, fully paid and nonassessable; or

                   (y) (1) redeem all of the outstanding shares of Circuit City
              Stock as contemplated by clause (x) (1) above and (2) issue to one or more of the Circuit City Group Subsidiaries a number of shares of CarMax Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest.

          (c) TREATMENT OF CONVERTIBLE SECURITIES. After any Conversion Date or Redemption Date on which all outstanding shares of either series of the Common Stock are converted or redeemed, any share of such series of the Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

             (i) in the event the shares of such series of the Common Stock outstanding on such Conversion Date were converted into shares of the other series of the Common Stock (or another class or series of common stock of the Corporation) pursuant to paragraph B(5)(a)(i)(2) or paragraph B(5)(a)(iii) or (iv) of this Article, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such series of the Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

             (ii) in the event the shares of such series of the Common Stock outstanding on such Redemption Date were redeemed pursuant to paragraph B(5)(a)(i)(1)(b) or paragraph B(5)(b) of this Article, be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such series of the Common Stock that otherwise would be issued upon such conversion, exchange or exercise.

     The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a series of the Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

          (d) NOTICE AND OTHER PROVISIONS. (i) Not later than the tenth Trading Day following the consummation of a Disposition referred to in paragraph B(5)(a)(i) of this Article, the Corporation shall announce publicly by press release (1) the Net Proceeds of such Disposition, (2) the number of shares outstanding of the series of the Common Stock relating to the Group subject to such Disposition, (3) the number of shares of such series of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) in the case of a Disposition of the properties and assets attributable to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in paragraph B(5)(a)(i) of this Article, it has irrevocably determined to take in respect of such Disposition.

          (ii) If the Corporation determines to pay a dividend pursuant to paragraph B(5)(a)(i)(1)(a) of this Article, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (2) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of such series of Common Stock, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributable to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice,
     (6) the number of outstanding shares of such series of Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

          (iii) If the Corporation determines to undertake a redemption pursuant to paragraph B(5)(a)(i)(1)(b)(I) of this Article, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to the Disposition referred to in such paragraph and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such series of Common Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares of such series of Common Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (6) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of such series of Common Stock and the number of shares of such series of the Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities and
     (9) a statement to the effect that, except as otherwise provided by paragraph B(5)(d)(ix) of this Article, dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

          (iv) If the Corporation determines to undertake a redemption pursuant to paragraph B(5)(a)(i)(1)(b)(II) of this Article, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made on which shares of such series of the Common Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction, (6) the number of shares of such series of Common Stock outstanding and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of such series of the Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of such series of Common Stock to be redeemed setting forth (1) the number of shares of such series of Common Stock held by such holder to be redeemed, (2) a statement that such shares of such series of Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such series of Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such shares of such series of Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

          (v) If the Corporation determines to convert either series of the Common Stock into the other series (or another class or series of common stock of the Corporation) pursuant to paragraph B(5)(a)(i)(2) or paragraph B(5)(a)(iii) or (iv) of this Article, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of the series of the Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth
     (1) a statement that all outstanding shares of such series of Common Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Circuit City Stock or CarMax Stock or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of such series of Common Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such series of Common Stock, (5) the number of outstanding shares of such series of Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such shares of CarMax Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such series of Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

          (vi) If the Corporation determines to redeem shares of either series of the Common Stock pursuant to paragraph B(5)(b) of this Article, the Corporation shall cause notice to be given to each holder of shares of such series of the Common Stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of the Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such series of the Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each Circuit City Group Subsidiary (and, if such redemption is pursuant to paragraph B(5)(b)(ii)(2)(x) of this Article, CarMax Stock) or common stock of each CarMax Group Subsidiary, as the case may be, (2) the Redemption Date, (3) in the case of a redemption of the CarMax Stock, the Outstanding CarMax Fraction on the date of such notice, (4) the place or places where certificates for shares of the series of the Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the common stock of each Circuit City Group Subsidiary (and, if such redemption is pursuant to paragraph B(5)(b)(ii)(2)(x) of this Article, CarMax Stock) or common stock of each CarMax Group Subsidiary, as the case may be, (5) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date, (6) the number of shares of such series of the Common Stock outstanding and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each Circuit City Group Subsidiary (and, if such redemption is pursuant to paragraph B(5)(b)(ii)(2)(x) of this Article, CarMax Stock) or common stock of each CarMax Group Subsidiary, as the case may be, upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article, if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

          (vii) If less than all of the outstanding shares of the Common Stock of a series are to be redeemed pursuant to paragraph B(5)(a)(i)(1) of this Article, the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such series of the Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors of the Corporation to be equitable.

          (viii) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either series of the Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this paragraph B(5) of this Article. If more than one share of either series of the Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of either series of the Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest).

          (ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of either series of the Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of either series of the Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such series of the Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

          (x) Before any holder of either series of the Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such series of the Common Stock pursuant to this paragraph B(5) of this Article, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of the Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of the Common Stock deliver to the person for whose account such shares of the Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by paragraph B(5)(d)(viii) of this Article, in each case without interest. If less than all of the shares of either series of the Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such series of Common Stock not redeemed.

          (xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of either series of the Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of the Common Stock as required by paragraph B(5)(d)(x) of this Article, to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by paragraph B(5)(d)(viii) of this Article and rights to dividends as provided in paragraph B(5)(d)(ix) of this Article, in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date represented shares of a series of the Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such series of the Common Stock was converted until the surrender as required by this paragraph B(5) of this Article of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date, the Corporation shall, however, be entitled to treat the certificates for a series of the Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such series of the Common Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

          (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of either series of the Common Stock pursuant to this paragraph B(5) of this Article. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such series of the Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (xiii) Neither the failure to mail any notice required by this paragraph B(5)(d) of this Article to any particular holder of the Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of the Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

          (xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this paragraph B(5) of this Article as the Board of Directors shall determine to be appropriate.

     (6) APPLICATION OF THE PROVISIONS OF THIS CERTIFICATE OF DESIGNATIONS.

          (a) CERTAIN DETERMINATIONS BY THE BOARD OF DIRECTORS. The Board of Directors shall make such determinations with respect to the assets and liabilities to be attributed to the Groups, the application of the provisions of this paragraph B of this Article to transactions to be engaged in by the Corporation and the preferences, limitations and relative rights of the holders of either series of the Common Stock, and the qualifications and restrictions thereon, provided by these Amended and Restated Articles of Incorporation as may be or become necessary or appropriate to the exercise of such preferences, limitations and relative rights, including, without limiting the foregoing, the determinations referred to in the following paragraphs B(6)(a)(i), (ii), (iii), (iv) and
     (v) of this Article. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

             (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Circuit City Group or the CarMax Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Circuit City Group or the CarMax Group or that an interest therein shall be partly for the benefit of the Circuit City Group and partly for the benefit of the CarMax Group and, accordingly, shall be attributed to the Circuit City Group or the CarMax Group, or partly to each, in accordance with paragraph B(7)(a) or (d) of this Article, as the case may be.

             (ii) Upon any issuance of any shares of CarMax Stock at a time when the Number of Shares Issuable with Respect to the Inter-Group Interest is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of CarMax Stock so issued shall reduce the Number of Shares Issuable with Respect to the Inter-Group Interest, and the Number of Shares Issuable with Respect to the Inter-Group Interest shall be adjusted accordingly.

             (iii) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of CarMax Stock, if at the time such Convertible Securities are issued the Number of Shares Issuable with Respect to the Inter-Group Interest is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance of Convertible Securities in the business of the Circuit City Group or the CarMax Group and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of CarMax Stock pursuant thereto shall, in whole or in part, reduce the Number of Shares Issuable with Respect to the Inter-Group Interest.

             (iv) Upon any issuance of any shares of the Preferred Stock of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of the Preferred Stock in the business of the Circuit City Group or the CarMax Group and any other relevant factors, the shares so issued entirely to the Circuit City Group or entirely to the CarMax Group or partly to the Circuit City Group and partly to the CarMax Group in such proportion as the Board of Directors shall determine.

             (v) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of the Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Circuit City Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the CarMax Group and, accordingly, how many of the shares of such series of the Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the Circuit City Group or to the CarMax Group.

          (b) CERTAIN DETERMINATIONS NOT REQUIRED. Notwithstanding the foregoing provisions of this paragraph B(6) of this Article, the provisions of paragraphs B(7)(a), (c), (d) or (f) of this Article or any other provision of this Article, at any time when there are not outstanding both (i) one or more shares of Circuit City Stock or Convertible Securities convertible into or exchangeable or exercisable for Circuit City Stock and (ii) one or more shares of CarMax Stock or Convertible Securities convertible into or exchangeable or exercisable for CarMax Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Circuit City Group or the CarMax Group or (B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of Circuit City Stock or CarMax Stock outstanding, as the case may be, shall (unless otherwise specifically provided by these Amended and Restated Articles of Incorporation) be entitled to all the preferences or other relative rights of both series of the Common Stock without differentiation between the Circuit City Stock and the CarMax Stock.

          (c) BOARD DETERMINATIONS BINDING. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this paragraph B(6) of this Article or otherwise in furtherance of the application of this Article shall be final and binding on all shareholders.

     (7) CERTAIN DEFINITIONS. As used in this Article, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this paragraph B(7) of this Article, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

          (a) CARMAX GROUP shall mean, as of any date:

             (i) all businesses, assets and liabilities of each of CarMax Auto Superstores, Inc., a Virginia corporation, CarMax, Inc., a Virginia corporation, and C-Max Auto Superstores, Inc., a California corporation (the "CarMax Group Companies"), as of the date of the first issuance of CarMax Stock;

             (ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the CarMax Group, whether or not such assets or liabilities are or were also assets and liabilities of any of the CarMax Group Companies;

             (iii) all properties and assets transferred to the CarMax Group from the Circuit City Group (other than a transaction pursuant to paragraph B(7)(a)(iv) of this Article) pursuant to transactions in the ordinary course of business of both the Circuit City Group and the CarMax Group or otherwise as the Board of Directors may have directed as permitted by this Article;

             (iv) all properties and assets transferred to the CarMax Group from the Circuit City Group in connection with an increase in the Number of Shares Issuable with respect to the Inter-Group Interest; and

             (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the CarMax Group, as determined by the Board of Directors as contemplated by paragraph B(6)(a)(i) of this Article;

     provided that (1) from and after the payment date of any dividend or other distribution with respect to shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock, with respect to which adjustment shall be made as provided in paragraph B(7)(s)(i) of this Article, or in securities of the Corporation attributed to the CarMax Group, for which provision shall be made as set forth in clause (2) of this proviso), the CarMax Group shall no longer include an amount of assets or properties previously attributed to the CarMax Group of the same kind as so paid in such dividend or other distribution with respect of shares of CarMax Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Stock declared multiplied by (b) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution, (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of CarMax Stock payable in securities of the Corporation that are attributed to the CarMax Group for purposes of this Article (other than CarMax Stock), there shall be excluded from the CarMax Group an interest in the CarMax Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of CarMax Stock multiplied by the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the CarMax Group shall be attributed to the Circuit City Group) and, to the extent interest is or dividends are paid on the securities so distributed, the CarMax Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the CarMax Group deemed held by the Circuit City Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the CarMax Group shall be attributed to the Circuit City Group) and (3) from and after any transfer of any assets or properties from the CarMax Group to the Circuit City Group, the CarMax Group shall no longer include such assets or properties so contributed or transferred. The Corporation may also, to the extent a dividend or distribution on the CarMax Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for CarMax Stock, cause such Convertible Securities as are deemed to be held by the Circuit City Group in accordance with the third to last sentence of paragraph B(7)(d) of this Article and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of paragraph B(7)(d) of this Article, in which case such Convertible Securities shall no longer be deemed to be held by the Circuit City Group.

          (b) CARMAX GROUP AVAILABLE DIVIDEND AMOUNT, on any date, shall mean the excess, if any, of

             (i) the product of (x) the Outstanding CarMax Fraction and (y) an amount equal to the total assets of the CarMax Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the CarMax Group Net Earnings (Loss), over

             (ii) except to the extent that this Article permits otherwise, the amount that would be needed to satisfy the preferential rights to which holders of any Preferred Stock attributed to the CarMax Group are entitled upon dissolution of the Corporation;

     provided, that such excess shall be reduced by an amount sufficient to ensure that the CarMax Group would be able to pay its debts as they become due in the usual course of business.

          (c) CARMAX GROUP NET EARNINGS (LOSS), for any period through any date, shall mean the net earnings or loss of the CarMax Group for such period (or in respect of fiscal periods of the Corporation commencing prior to the date of the first issuance of CarMax Stock, the pro forma net earnings or loss of the CarMax Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the CarMax Group on a basis substantially consistent with attributions of income and expense made in the calculation of the Circuit City Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

          (d) CIRCUIT CITY GROUP shall mean, as of any date:

             (i) the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Article to the CarMax Group;

             (ii) a proportionate undivided interest in each and every business, asset and liability attributed to the CarMax Group equal to the Inter-Group Interest Fraction as of such date;

             (iii) all properties and assets transferred to the Circuit City Group from the CarMax Group (other than pursuant to paragraph B(7)(d)(iv) or (vi) of this Article) pursuant to transactions in the ordinary course of business of both the Circuit City Group and the CarMax Group or otherwise as the Board of Directors may have directed as permitted by this Article;

             (iv) all properties and assets transferred to the Circuit City Group from the CarMax Group in connection with a reduction of the Number of Shares Issuable with Respect to the Inter-Group Interest;

             (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Circuit City Group, as determined by the Board of Directors as contemplated by paragraph B(6)(a)(i) of this Article; and

             (vi) from and after the payment date of any dividend, redemption or other distribution with respect to shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock, with respect to which adjustment shall be made as provided in paragraph B(7)(s)(i) of this Article, or in securities of the Corporation attributed to the CarMax Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the CarMax Group of the same kind as were paid in such dividend or other distribution with respect to shares of CarMax Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Stock declared multiplied by
        (2) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution;

     provided that from and after any transfer of any assets or properties from the Circuit City Group to the CarMax Group, the Circuit City Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the Inter-Group Interest Fraction, as provided by paragraph B(7)(d)(ii) of this Article).

          If the Corporation shall pay a dividend or make some other distribution with respect to shares of CarMax Stock payable in securities of the Corporation that are attributed to the CarMax Group for purposes of this Article (other than CarMax Stock), the Circuit City Group shall be deemed to hold an interest in the CarMax Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of CarMax Stock multiplied by the fraction specified in clause (2) of paragraph B(7)(d)(vi) of this Article (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Circuit City Group shall include, and there shall be transferred thereto from the CarMax Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Circuit City Group if such securities were outstanding. The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of CarMax Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of CarMax Stock, treat such Convertible Securities as are so deemed to be held by the Circuit City Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Circuit City Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and the CarMax Group shall be attributed such properties or assets)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Circuit City Group were so considered converted, exchanged or exercised shall be deemed held by the Circuit City Group (as provided in clause (3) of paragraph B(7)(s)(iii) of this Article) and such Convertible Securities shall no longer be deemed to be held by the Circuit City Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the Communication Group and the properties or assets, if any, to be attributed to the CarMax Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

          (e) CIRCUIT CITY GROUP AVAILABLE DIVIDEND AMOUNT, on any date, shall mean the excess, if any, of:

             (i) an amount equal to the total assets of the Circuit City Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the Circuit City Group Net Earnings (Loss), over

             (ii) except to the extent that these Amended and Restated Articles of Incorporation permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of any Preferred Stock attributed to the Circuit City Group are entitled upon dissolution of the Corporation;

     provided, that such excess shall be reduced by an amount sufficient to ensure that the Circuit City Group would be able to pay its debts as they become due in the usual course of business.

          (f) CIRCUIT CITY GROUP NET EARNINGS (LOSS), for any period through any date, shall mean the net earnings or loss of the Circuit City Group for such period (or in respect of fiscal periods of the Corporation commencing prior to the date of the first issuance of CarMax Stock, the pro forma net earnings or loss of the Circuit City Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Circuit City Group on a basis substantially consistent with attributions of income and expense made in the calculation of CarMax Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

          (g) COMMON STOCK shall mean the collective reference to the Circuit City Stock and the CarMax Stock, and either may sometimes be called a series of Common Stock.

          (h) CONVERSION DATE shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Circuit City Stock or CarMax Stock, as the case may be, into shares of CarMax Stock or Circuit City Stock, respectively (or another class or series of common stock of the Corporation, as the case may be) as shall be set forth in the notice to holders of shares of the series of Common Stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of the series of Common Stock subject to such conversion required pursuant to paragraph B(5)(d)(v) of this Article.

          (i) CONVERTIBLE SECURITIES at any time shall mean any securities of the Corporation or of any subsidiary thereof (other than shares of the Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either series of the Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

          (j) DISPOSITION shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

          (k) FAIR VALUE shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

          (l) GROUP shall mean, as of any date, the Circuit City Group or the CarMax Group, as the case may be.

          (m) INTER-GROUP INTEREST FRACTION as of any date shall mean a fraction the numerator of which shall be the Number of Shares Issuable with Respect to the Inter-Group Interest on such date and the denominator of which shall be the sum of (A) such Number of Shares Issuable with Respect to the Inter-Group Interest and (B) the aggregate number of shares of CarMax Stock outstanding on such date. A statement setting forth the Inter-Group Interest Fraction as of the record date for any dividend or distribution on either series of the Common Stock, as of the effective date of any conversion, exchange or exercise of Convertible Securities into or for shares of CarMax Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than ten days after such date.

          (n) MARKET CAPITALIZATION of any class or series of common stock on any date shall mean the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

          (o) MARKET VALUE of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value; provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

          (p) MARKET VALUE RATIO OF THE CARMAX STOCK TO THE CIRCUIT CITY STOCK as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Circuit City Stock (or another class or series of common stock of the Corporation, if so provided by paragraph B(5)(a) of this Article because Circuit City Stock is not then Publicly Traded) to be issued in respect of a share of CarMax Stock upon a conversion of CarMax Stock into Circuit City Stock (or another class or series of common stock of the Corporation) in accordance with paragraph B(5)(a) of this Article, based on the ratio of the Market Value of a share of CarMax Stock to the Market Value of a share of Circuit City Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on such date,
     (B) three times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

          (q) MARKET VALUE RATIO OF THE CIRCUIT CITY STOCK TO THE CARMAX STOCK as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of CarMax Stock (or another class or series of common stock of the Corporation, if so provided by paragraph B(5)(a) of this Article because CarMax Stock is not then Publicly Traded) to be issued in respect of a share of Circuit City Stock upon a conversion of Circuit City Stock into CarMax Stock (or another class or series of common stock of the Corporation) in accordance with paragraph B(5)(a) of this Article, based on the ratio of the Market Value of a share of Circuit City Stock to the Market Value of a share of CarMax Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on such date,
     (B) three times the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

          (r) NET PROCEEDS shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the Circuit City Group or the CarMax Group, as the case may be, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to paragraphs B(5)(a)(i)(1)(a) or
     (b) of this Article, (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

          (s) NUMBER OF SHARES ISSUABLE WITH RESPECT TO THE INTER-GROUP INTEREST shall be determined by the Board of Directors prior to the first issuance of shares of CarMax Stock to be the number of shares of CarMax Stock that initially represents 100% of the common shareholders' equity of the Corporation attributable to the CarMax Group, which determination shall be set forth in a statement filed with the records of the actions of the Board of Directors; provided, however, that such number shall from time to time thereafter be:

             (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the CarMax Stock or any dividend or other distribution of shares of CarMax Stock to holders of shares of CarMax Stock or any reclassification of CarMax Stock;

             (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of CarMax Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (2) the number of shares of CarMax Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (3) the number of shares of CarMax Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Stock, (4) the number of shares of CarMax Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Stock, or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the CarMax Group to the Circuit City Group in consideration for a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest divided by (b) the Market Value of one share of CarMax Stock as of the date of such transfer; and

             (iii) increased by (1) the number of outstanding shares of CarMax Stock repurchased by the Corporation for consideration that is attributed as provided by paragraph B(7)(d) of this Article to the Circuit City Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed as provided by paragraph B(7)(d) of this Article to the Circuit City Group that are contributed to the CarMax Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by (b) the Market Value of one share of CarMax Stock as of the date of such contribution and (3) the number of shares of CarMax Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Circuit City Group" in paragraph B(7)(d) of this Article.

          (t) OUTSTANDING CARMAX FRACTION, as of any date, means the fraction (which may simplify to 1/1) the numerator of which shall be the number of shares of CarMax Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of CarMax Stock outstanding on such date and the Number of Shares Issuable with Respect to the Inter-Group Interest on such date. A statement setting forth the Outstanding CarMax Fraction as of the record date for the payment of any dividend or distribution on either series of the Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than ten days after such date.

          (u) PUBLICLY TRADED with respect to any security shall mean (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on The Nasdaq Stock Market (or any successor market system).

          (v) REDEMPTION DATE shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of either series of the Common Stock, as set forth in a notice to holders thereof required pursuant to paragraphs B(5)(d)(iii), (iv) or (vi) of this Article.

          (w) RELATED BUSINESS TRANSACTION means any Disposition of all or substantially all the properties and assets attributed to the Circuit City Group or the CarMax Group, as the case may be, in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

          (x) TRADING DAY shall mean each weekday other than any day on which the relevant series of common stock of the Corporation is not traded on any national securities exchange or quoted on The Nasdaq National Market or in the over-the-counter market."

                       AMENDMENT TO ARTICLES OF INCORPORATION
                 RELATING TO REDESIGNATION OF EXISTING COMMON STOCK
                            TO BE ADOPTED BY SHAREHOLDERS

          Article V of the Articles is proposed to be further amended by adding thereto a new Section C immediately following Section B of Article V, to read in its entirety as follows:

          "C. REDESIGNATION OF EXISTING COMMON STOCK. As of the effective date of the Articles of Amendment pursuant to which this Section C is added to these Amended and Restated Articles of Incorporation, and without any further action on the part of the Corporation or its shareholders, each share of the Common Stock then issued shall automatically be redesignated, changed and converted into one fully paid and nonassessable share of Circuit City Stock."

                       AMENDMENT TO ARTICLES OF INCORPORATION
                       RELATING TO INCREASED AUTHORIZATION OF
                                    COMMON STOCK

          Section A of Article III of the Articles of Incorporation is proposed to be amended and restated in its entirety as follows:

          "A. AUTHORIZED STOCK. The aggregate number of shares that the Corporation shall have authority to issue and the par value per share are as follows:

         CLASS              NUMBER OF SHARES     PAR VALUE
------------------------    ----------------     ---------
     Preferred                   2,000,000        $ 20.00
     Common                    350,000,000        $   .50"

                       AMENDMENTS TO ARTICLES OF INCORPORATION
                  RELATING TO ISSUANCE OF PREFERRED STOCK IN SERIES
                       BY ACTION OF THE BOARD OF DIRECTORS AND
                           DELETION OF EXPIRED PROVISIONS

     Section A(2) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

          "(2) ARTICLES OF AMENDMENT. Before the issuance of any shares of a series of the Preferred Stock (other than shares for which provision is already made in these Amended and Restated Articles of Incorporation), Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law."

     Paragraph (a) of Section A(5) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

          "(a) The holders of outstanding shares of each series of the Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends in accordance with the terms set forth in the amendment to these Amended and Restated Articles of Incorporation establishing such series."

     Section A(6) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

          "(6) VOTING RIGHTS. No holder of outstanding shares of any series of the Preferred Stock shall be entitled to vote for the election of directors or upon any other matter, or to receive notice of or to participate in any meeting of the stockholders of the Corporation, except (i) as hereinafter provided or as provided in the amendment to these Amended and Restated Articles of Incorporation establishing such series and (ii) as may be required by law."

     Paragraph (a) of Section A(7) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

          "(a) Redemptions of outstanding shares of any series of the Preferred Stock shall be made pursuant to the terms and conditions set forth in these Amended and Restated Articles of Incorporation or in the amendment thereto establishing such series and, unless they provide otherwise, shall be made in the manner hereinbelow set forth."

     The second sentence of paragraph (b) of Section A(7) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

     "The notice of Redemption shall set forth the paragraph or paragraphs of these Amended and Restated Articles of Incorporation (or the amendment thereto establishing the series of which such shares are a part) pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for Redemption, the Redemption Price, and the place or places where certificates representing shares to be redeemed may be surrendered."

     Paragraph (e) of Section A(7) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

          "(e) Shares of any series of the Preferred Stock purchased, redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of Preferred Stock but undesignated as to series, as provided by law, and, unless otherwise provided in these Amended and Restated Articles of Incorporation or in the amendment thereto establishing such series of the Preferred Stock, may be reissued by the Corporation."

     The second sentence of Section A(9) of Article IV of the Articles is proposed to be amended and restated in its entirety, as follows:

     "In the event that any of the foregoing provisions of these Amended and Restated Articles of Incorporation conflict with the provisions of the amendment thereto establishing a series of the Preferred Stock, then, as to such series, the specific provisions which relate to it, and not the general provisions hereinabove set forth, shall control."

Article VII of the Articles is proposed to be deleted in its entirety.